May 26, 2004

Your vote is important.

Dear Fellow Shareholder:

According to our latest records, we have not yet received your proxy for Prudential Financial's Annual Meeting of shareholders to be held on June 8, 2004.

We value your participation. Please take a moment to ensure that your shares are represented at the meeting by voting today. Instructions for voting are on the enclosed proxy card.

If you've already voted, please disregard this mailing.

Thank you for your assistance.

Sincerely,

Kathleen M. Gibson
Vice President, Secretary and Corporate Governance Officer

NOTE: The voting deadline for phone and Internet is 11:59 p.m. EDT, June 7, 2004. Votes by mail must be received by the close of voting at the Annual Meeting on June 8, 2004.

Prudential Financial, Inc. c/o Proxy Services P.O. Box 9150 Farmingdale, NY 11735-9807	Please vote now. There are three easy ways to vote...
000000000000 SAMPLE A SAMPLE 100 MAIN STREET ANYWHERE, USA 00000
BY PHONE			BY INTERNET			BY MAIL
1.	Be sure to have this form ready when voting by phone.		1.	Be sure to have this form ready when voting by Internet.		1.	Complete the proxy card below.
		or			or
2.	Call 1-800-690-6903.		2.	Go to www.proxyvote.com		2.	Return it in the enclosed postage-paid envelope.
Deadline: 11:59 p.m. EDT, June 7, 2004			Deadline: 11:59 p.m. EDT, June 7, 2004			Deadline: Must be received by close of voting at Annual Meeting on June 8, 2004

Shareholders can also vote at the Annual Meeting on June 8, 2004.

123,456,789,012.00000
—>	1111 2222 3333
A/C	1234567890123456789

\/    Detach and use this proxy card to vote by mail.    \/

Please mark boxes in blue or black ink.	Do not return this card if a phone or Internet vote was submitted.

PROXY CARD

1111 2222 3333 123456789012
The Board of Directors recommends a vote FOR actions 1 and 2.
		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	TO WITHHOLD A NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THE NUMBER OF THE NOMINEE(S) BELOW.
1.	Election of Directors	☐	☐	☐
Nominees: (01) Arthur F. Ryan (02) Gaston Caperton (03) Gilbert F. Casellas (04) Karl J. Krapek (05) Ida F.S. Schmertz
		FOR	AGAINST	ABSTAIN	The Board of Directors recommends a vote AGAINST proposals 3 and 4.		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2004.	☐	☐	☐	3.	A shareholder proposal regarding charitable contributions.	☐	☐	☐
					4.	A shareholder proposal regarding the annual election of Directors.	☐	☐	☐

NOTE: Please sign exactly as owner name or names appear above. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give full title(s) with signature.

SIGNATURE 1	DATE	SIGNATURE 2 (JOINT OWNER)	DATE

Admission Ticket—Annual Meeting of Shareholders
June 8, 2004, 2:00 p.m. EDT at Prudential's Corporate Headquarters, 751 Broad Street, Newark, New Jersey
Parking will be available in the EDISON PARKING LOT—Transportation will be available to the meeting site.

        From NJ Turnpike (North & South); George Washington Bridge; Lincoln Tunnel:    Take the NJ Turnpike to Exit 15W. Take Rte 280 West to Exit 15 (first exit across bridge). At bottom of ramp, turn left onto Broad St. Follow Broad St to Edison Place. Turn left onto Edison Place. Go two blocks. Edison Parking Lot will be on your right.

        From the Holland Tunnel (Lower Manhattan):    Exit the Holland Tunnel, follow signs to Pulaski Skyway. Take the first exit marked "Downtown Newark" to Raymond Blvd to Mulberry St (three traffic lights after Amtrak overpass/ Penn Station Newark). Make a left onto Mulberry St. Turn left onto Edison Place (one block after Market St). Edison Parking Lot will be on your right.

        From Staten Island:    Cross Goethals Bridge and follow signs to Rte 1 & 9 North. Proceed on Rte 1 & 9 North toward Rte 21 & 22 Newark. Follow signs to McCarter Hwy/Rte 21 Newark. Take McCarter Hwy/Rte 21 to Edison Place (approximately 2.5 miles). Make left onto Edison Place. Edison Parking Lot will be on your left.

        From Route 24; Route 78 East:    Take Exit 57. Follow signs to Rte 21 North. Take McCarter Hwy/Rte 21 North to Edison Place. Make left onto Edison Place. Edison Parking Lot will be on your left.

        From Route 280 East:    Take Exit 15 for Rte 21 South. Take McCarter Hwy/Rte 21 South to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

        From Garden State Parkway (North & South):    Take Exit 145 for Rte 280 East. Follow Rte 280 East to Exit 15 for Rte 21 South. Take McCarter Hwy/Rte 21 South to Edison Place. Make right onto Edison Place. Edison Parking Lot will be on your left.

SHAREHOLDERS MUST BRING THIS ADMISSION TICKET TO THE ANNUAL MEETING. This ticket admits a shareholder and one guest. For your safety, all personal items—including bags, briefcases, cameras and recording devices—are subject to inspection. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to handicapped persons and, upon request, we will provide wireless headsets for hearing amplification.

PRUDENTIAL FINANCIAL, INC.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of shareholders to be held at 2:00 p.m. on June 8, 2004.

The undersigned, having received the Notice of Meeting and Proxy Statement dated April 12, 2004, appoints Arthur F. Ryan, John M. Liftin, and C. Edward Chaplin, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned's shares of Common Stock of Prudential Financial, Inc. at the Annual Meeting of shareholders to be held at 2:00 p.m. EDT, June 8, 2004, at Prudential's Corporate Headquarters, 751 Broad Street, Newark, New Jersey, or at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with management's recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.